EXHIBIT 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement of Erie Indemnity Company on Form S-8 of our report dated February 5, 2001 on our audits of the consolidated financial statements of Erie Indemnity Company as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999 and 1998, appearing in the Form 10-K Annual Report of Erie Indemnity Company for the year ended December 31, 2000.



/s/ Malin, Bergquist & Company, LLP
Erie, Pennsylvania
January 31, 2002